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                                  EXHIBIT 21

	                  SUBSIDIARIES OF THE COMPANY


								Percentage
				            Jurisdiction of    Ownership of
	Subsidiary		             Incorporation     Capital Stock
===============================================================================
Worthy, Incorporated                            Delaware            100%

The C.R. Gibson Company                         Delaware            100%

New Life Treatment Centers, Inc.                Delaware             95%

Nelson Direct Marketing Services, Inc.          Delaware            100%

C.R. Gibson Sales Company, Inc.                 Delaware            100%

Ceres Candles and Gifts, Inc.                   Delaware            100%

Editorial Caribe, Inc.                          Florida             100%

Elm Hill Press, Inc.
   (dba Rutledge Hill Press, Inc.)              Tennessee           100%

Women of Faith, Inc.                            Delaware            100%

Remuda Ranch Center, Inc.                       Delaware            100%

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